Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202041) of Carey Watermark Investors Incorporated of our report dated March 15, 2016 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 15, 2016